UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT A MEETING
                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                            JUTLAND ENTERPRISES, INC.



         The undersigned, constituting all members of the Board of Directors (the "Board") of Jutland Enterprises, Inc., a Delaware corporation (the "Corporation"), hereby adopt the following resolution this 19th day of November, 1999, by written consent to be effective immediately;

         WHEREAS, the Board believes it is in the best interest of the Corporation to appoint Leland Stringer as the President and a Director of the Corporation; and

         WHEREAS, Mr. Stringer is qualified and willing to accept an appointment to serve as President and as a Director;

         WHEREAS, the Board believes it is in the best interest of the Corporation to appoint Barry Vichnick as the Vice-President and a Director of the Corporation; and

         WHEREAS, Mr. Vichnick is qualified and willing to accept an appointment to serve as the Vice-President; and as a Director

         WHEREAS, the Board believes it is in the best interest of the Corporation to appoint Pamela Nissen as the Secretary and Treasurer and as a Director of the Corporation; and

         WHEREAS, Ms. Nissen is qualified and willing to accept an appointment to serve as the Secretary and Treasurer and as a Director;

         WHEREAS, the Board believes it is in the best interest of the Corp-oration to appoint Allen Nelson as a Director of the Corporation; and

         WHEREAS, Mr. Nelson is qualified and willing to accept an appointment to serve as a Director

         THEREFORE BE IT RESOLVED, that the Board hereby approves, authorizes, and ratifies the appointment of Mr. Vichnick as the Vice-President and a Director of the Corporation, Mr. Stringer as the President and a Director of the Corporation, Mr. Nelson as a Director of the Corporation and Ms.Nissen as Secretary and Treasurer and as a Director of the Corporation;

         FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized, empowered, and directed in the name of and on behalf of the Corporation, to execute and deliver all such documents, instruments, schedules, forms, and certificates, to make all such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of this resolution, that all of the acts and doings of any such officers that are consistent with the purpose of this resolution are hereby authorized, approved, ratified and confirmed in all respects.

  /s/                                             /s/
-----------------------------                   ----------------------------
Richard D. Surber, Director                     Saundra McFadden, Director



I, hereby, accept my position as                I, hereby, accept my position as
President and Director.                          Vice-President and Director

  /s/                                             /s/
-------------------------                       ----------------------------
   Leland Stringer                               Barry Vichnick


I, hereby, accept my position as                I hereby, accept my position  as
Treasurer and Secretary.                        a Director
and Director.

  /s/                                             /s/
------------------------                        ----------------------------
   Pamela Nissen                                Allen Nelson